UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 12, 2007

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 PLATTE CLAY WAY KEARNEY, MISSOURI	64060
(Address of principal executive offices)	(Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.05                                COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 12, 2007, Ply Gem Industries, Inc. announced that it will close its Denison, Texas facility.  Management expects that the plant closure will reduce costs and increase operating efficiency by increasing capacity utilization, as most of the production will be absorbed by other locations.  Production will begin to be shifted to the other locations during November 2007 and production is expected to cease at the Denison facility in February 2008.

In connection with the closure plan, the Company expects to incur exit and restructuring costs, all of which will be cash charges, of approximately $5.6 million, including approximately $2.5 million for personnel-related costs, approximately $0.8 for contract termination costs, and approximately $2.3 million in other facilities-related costs.

ITEM 7.01                                REGULATION FD DISCLOSURE

A copy of the press release announcing the closure of the Denison, Texas facility is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                                Financial Statements and Exhibits

(a)           Financial statements of businesses acquired.
                Not applicable

(b)           Pro forma financial information.
                Not applicable

(c)            Exhibits

Exhibit	Description
99.1	Press release dated October 12, 2007, issued by Ply Gem Industries, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 12, 2007

PLY GEM HOLDINGS, INC.

By:                  /s/ Shawn K. Poe

Name: Shawn K. Poe

Title:Vice President, Chief Financial Officer,

Treasurer and Secretary

EXHIBIT LIST

Exhibit	Description
99.1	Press release dated October 12, 2007, issued by Ply Gem Industries, Inc.